Exhibit 16
POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED INSURANCE SERIES and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Federated Equity Income Fund II into Federated Capital Income Fund II, both portfolios of Federated Insurance Series, and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/S/ John F. Donahue		August 14, 2009
John F. Donahue	Trustee

/S/ John B. Fisher		August 14, 2009
John B. Fisher	President and Trustee
(Principal Executive Officer)

/S/ Richard A. Novak		August 14, 2009
Richard A. Novak	Treasurer
(Principal Financial Officer)

/S/ John T. Conroy, Jr.		August 14, 2009
John T. Conroy, Jr.	Trustee

/S/ Nicholas P. Constantakis		August 14, 2009
Nicholas P. Constantakis	Trustee

/S/ John F. Cunningham		August 14, 2009
John F. Cunningham	Trustee

/S/ Maureen E. Lally-Green		August 14, 2009
Maureen E. Lally-Green	Trustee

/S/ Peter E. Madden		August 14, 2009
Peter E. Madden	Trustee

/S/ Charles F. Mansfield, Jr.		August 14, 2009
Charles F. Mansfield, Jr.	Trustee

/S/ R. James Nicholson		August 14, 2009
R. James Nicholson	Trustee

/S/ Thomas M. O’Neill		August 14, 2009
Thomas M. O’Neill	Trustee

/S/ John S. Walsh		August 14, 2009
John S. Walsh	Trustee

/S/ James F. Will		August 14, 2009
James F. Will	Trustee